Exhibit 99.2

FireEye, Inc. Announces Pricing of $800 Million Convertible Notes Offering

MILPITAS, CA – May 28, 2015 – FireEye, Inc. (“FireEye”) (NASDAQ: FEYE) today announced the pricing of $400.0 million aggregate principal amount of 1.000% convertible senior notes due 2035 (the “Series A notes”) and $400.0 million aggregate principal amount of 1.625% convertible senior notes due 2035 (the “Series B notes” and, together with the Series A notes, the “notes”), for a total aggregate principal amount of $800.0 million, in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Act”). The size of the offering was increased from the previously announced $600 million total aggregate principal amount ($300.0 million principal amount of each of the Series A notes and the Series B notes). FireEye also granted the initial purchasers of the notes a 13-day option to purchase up to an additional $60.0 million aggregate principal amount of the Series A notes and up to an additional $60.0 million aggregate principal amount of the Series B notes.

The sale of the notes to the initial purchasers is expected to settle on June 2, 2015, subject to customary closing conditions, and is expected to result in approximately $779.3 million in net proceeds to FireEye (or $896.3 million if the initial purchasers exercise their option to purchase additional notes of each series in full) after deducting the initial purchasers’ discount and estimated offering expenses payable by FireEye.

The notes will be senior, unsecured obligations of FireEye. The Series A notes will bear interest at a rate of 1.000% per year and the Series B notes will bear interest at a rate of 1.625% per year. Interest will be payable semi-annually in arrears on June 1 and December 1 of each year, beginning on December 1, 2015. The notes will mature on June 1, 2035, unless earlier repurchased, redeemed or converted.

FireEye expects to use approximately $150.0 million of the net proceeds of the offering of the notes to pay the cost of the prepaid forward stock purchase transactions described below and to use the remaining proceeds of the offering for general corporate purposes, including capital expenditures, investments, working capital and potential acquisitions and strategic transactions.

The initial conversion rate for the Series A notes is 16.4572 shares of common stock per $1,000 principal amount of notes (which is equivalent to an initial conversion price of approximately $60.76 per share) and the initial conversion rate for the Series B notes is 16.4572 shares of common stock per $1,000 principal amount of notes (which is equivalent to an initial conversion price of approximately $60.76 per share). Conversions of the notes will be settled in cash, shares of FireEye’s common stock or a combination thereof, at FireEye’s election. The last reported sale price of FireEye’s common stock on May 27, 2015 was $45.01 per share.

Prior to the close of business on the business day immediately preceding March 1, 2035, other than during the period from, and including, March 1, 2020 to the close of business on the second scheduled trading day immediately preceding June 1, 2020 in the case of the Series A notes, and other than during the period from, and including, March 1, 2022 to the close of business on the second scheduled trading day immediately preceding June 1, 2022 in the case of the Series B notes, the notes will be convertible at the option of the note holders only upon the satisfaction of specified conditions and during certain periods.

During the period (i)(x) from, and including, March 1, 2020 to the close of business on the second scheduled trading day immediately preceding June 1, 2020, in the case of the Series A notes, and (y) from, and including, March 1, 2022 to the close of business on the second scheduled trading day immediately preceding June 1, 2022, in the case of the Series B notes, and (ii) from, and including, March 1, 2035 to the close of business on the second scheduled trading day immediately preceding the maturity date, note holders may convert all or any portion of their notes at the conversion rate at any time regardless of these conditions.

Holders may require FireEye to repurchase the Series A notes for cash on specified dates beginning on June 1, 2020 and the Series B notes for cash on specified dates beginning on June 1, 2022, in each case at a purchase price equal to the principal amount thereof plus accrued and unpaid interest to, but excluding, the repurchase date. In addition, holders may require FireEye to repurchase their notes upon the occurrence of a fundamental change (as defined in each indenture governing the notes) at a purchase price equal to the principal amount thereof plus accrued and unpaid interest to, but excluding, the repurchase date.

FireEye may not redeem the notes prior to June 1, 2020. On or after June 1, 2020, in the case of the Series A notes, FireEye may redeem for cash all or part of the Series A notes. On or after June 1, 2020 and prior to June 1, 2022, in the case of the Series B notes, FireEye may redeem for cash all or part of the Series B notes if the last reported sale price of FireEye’s common stock has been at least 130% of the conversion price then in effect for the Series B notes for at least 20 trading days during any 30 consecutive trading day period ending not more than three trading days prior to the date on which FireEye provides notice of redemption (a “provisional redemption”). On or after June 1, 2022, in the case of the Series B notes, FireEye may redeem for cash all or part of the Series B notes regardless of the sales price condition described in the preceding sentence. The redemption price for each series of notes will equal the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date.

For (i) notes converted in connection with certain fundamental changes occurring prior to June 1, 2020, in the case of the Series A notes, and June 1, 2022, in the case of the Series B notes and (ii) Series B notes converted in connection with a provisional redemption prior to June 1, 2022, FireEye will, under certain circumstances, increase the conversion rate for the converted notes.

In connection with the issuance of the notes, FireEye entered into privately negotiated prepaid forward stock purchase transactions (each a “prepaid forward”) with one of the initial purchasers of the notes (the “forward counterparty”), pursuant to which FireEye will purchase approximately $150.0 million worth of its common stock for settlement on or around June 1, 2020 and June 1, 2022, respectively, subject to any early settlement, in whole or in part, of each prepaid forward. In the event that FireEye pays any cash dividends on its common stock, the forward counterparty will pay an equivalent amount to FireEye. The prepaid forwards are designed to facilitate privately negotiated derivative transactions between the forward counterparty and holders of the notes, including swaps, relating to the shares of FireEye’s common stock by which holders of the notes will establish short positions and otherwise hedge their investments in the notes concurrently with, or shortly after, the pricing of the notes. However, investors may cause FireEye to increase the size of the prepaid forwards to facilitate larger initial hedge positions, which they may offset by purchasing FireEye’s common stock prior to or concurrently with the pricing of the notes. Facilitating investors’ hedge positions by entering into the prepaid forwards, particularly if investors purchase FireEye’s common stock on the pricing date, could increase (or reduce the size of any decrease in) the market price of FireEye’s common stock and effectively raise the initial conversion price of the notes. The shares to be purchased under each prepaid forward will be treated as retired for accounting purposes as of the effective date of each prepaid forward, but will remain outstanding for corporate law purposes, including for purposes of any future stockholders votes.

The forward counterparty has advised FireEye that in connection with entering into the prepaid forwards, it or its affiliate expects to enter into derivative transactions relating to FireEye’s common stock with purchasers of the notes who are hedging their exposure to the notes, and that it or its affiliate expects to purchase in secondary market transactions or otherwise acquire shares of FireEye’s common stock prior to or at the time of settlement of each prepaid forward. These activities could have the effect of increasing, or reducing the size of any decrease in, the price of the notes or FireEye’s common stock. In addition, the forward counterparty or its affiliate is likely to modify its hedge position by entering into or unwinding various derivative transactions with respect to FireEye’s common stock and/or by purchasing shares of common stock of FireEye in secondary market transactions following the pricing of the notes and prior to the effective maturity of the notes (including shortly before the maturity date under each prepaid forward, on or around any earlier observation period related to a conversion of such series of notes and on or around any election by the forward counterparty to settle all or a portion of a prepaid forward early).

The effect, if any, of any of these transactions and activities on the market price of FireEye’s common stock or the notes will depend in part on market conditions and cannot be ascertained at this time, but any of these activities could also cause or avoid an increase or a decrease in the market price of FireEye’s common stock or the notes, which could affect the ability of holders of the notes to convert the notes and, to the extent the activity occurs during any observation period related to a conversion of either series of notes, could affect the amount and value of the consideration that holders of such series of notes will receive upon conversion of the notes.

This announcement is neither an offer to sell nor a solicitation of an offer to buy any of these securities and shall not constitute an offer, solicitation, or sale in any jurisdiction in which such offer, solicitation, or sale is unlawful. The notes and the shares of common stock issuable upon conversion of the notes, if any, will not be registered under the Act or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Act and applicable state laws.

Media contact:

Vitor De Souza

FireEye, Inc.

415-699-9838

vitor.desouza@fireeye.com

Investor contact:

Kate Patterson

FireEye, Inc.

408-321-4957

kate.patterson@fireeye.com